Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan of our reports dated March 3, 2011, with respect to the consolidated financial statements of Stone Energy Corporation and the effectiveness of internal control over financial reporting of Stone Energy Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
New Orleans, Louisiana
June 17, 2011